Exhibit 10.18
FOURTH AMENDMENT
TO FIRST LIEN CREDIT AND GUARANTY AGREEMENT
     THIS FOURTH AMENDMENT TO FIRST LIEN CREDIT AND GUARANTY AGREEMENT (this “Fourth Amendment”) is dated as of May 28, 2010 and is entered into by and among AZ CHEM US INC., a Delaware corporation (the “U.S. Borrower”), ARIZONA CHEMICAL AKTIEBOLAG, a limited liability company organized under the laws of Sweden (“European Borrower”), GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Administrative Agent (“Administrative Agent”), acting with the consent of the Requisite Lenders and, for purposes of Section V hereof, the GUARANTORS listed on the signature pages hereto, and is made with reference to that certain FIRST LIEN CREDIT AND GUARANTY AGREEMENT dated as of February 28, 2007 (as amended through the date hereof, the “Credit Agreement”; as it may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms) by and among the Borrowers, ARIZONA CHEM SWEDEN HOLDINGS AB, a limited liability company organized under the laws of Sweden (“Holdings”), the subsidiaries of Holdings named therein, the Lenders, the Administrative Agent, the Collateral Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Fourth Amendment.
RECITALS
     WHEREAS, the Credit Parties have requested that Requisite Lenders agree to amend certain provisions of the Credit Agreement as provided herein in order to, among other things, permit certain Restricted Junior Payments in connection with the consummation of the IPO (as defined below); and
     WHEREAS, subject to certain conditions, Requisite Lenders are willing to agree to such amendments relating to the Credit Agreement.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION I. AMENDMENTS TO CREDIT AGREEMENT
1.1	Amendments to Section 1: Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
“Fourth Amendment” means that certain Fourth Amendment to First Lien Credit and Guaranty Agreement dated as of May ___, 2010, among the Borrowers, Holdings, the Administrative Agent and the financial institutions and the Guarantors listed on the signature pages thereto.

“Fourth Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section III of the Fourth Amendment.
“IPO” means the first underwritten public sale of common Equity Interests of the IPO Issuer pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the IPO Issuer or any of its Subsidiaries, as the case may be) filed with the Securities Exchange Commission that generates Net IPO Proceeds to the IPO Issuer of at least $60,000,000.
“IPO Issuer” means any entity directly or indirectly controlling Holdings that issues common Equity Interests as a primary distribution of common Equity Interests in the IPO.
“Net IPO Proceeds” means the gross Cash proceeds to the IPO Issuer in respect of the IPO, net of (i) to the extent paid, the fee payable to the Sponsor as set forth in Section 6.4(c)(iii), (ii) to the extent paid, the distribution or equity redemption payment payable to the Sponsor or its Affiliates in an amount not to exceed $12,000,000, (iii) the gross Cash proceeds to the IPO Issuer in respect of the option to purchase additional shares granted to the underwriters, if any, in the IPO, and (iv) underwriting discounts and commissions and other reasonable costs and expenses associated with the IPO, including reasonable legal fees and expenses.
1.2	Amendment to Section 2.14. Section 2.14(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(c) Issuance of Equity Securities. (i) No later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Cash proceeds from a capital contribution to, or the issuance of any Equity Interests of, Holdings or any of its Subsidiaries (other than Cash proceeds in respect of (A) issuances pursuant to any employee stock or stock option compensation plan, (B) capital contributions by or issuances to the Sponsor, (C) transactions in connection with the IPO, and (D) capital contributions by or issuances to another Credit Party), Borrowers shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to 50% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided, during any period in which the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section

5.1(c)) shall be 3.50:1.00 or less, Borrowers shall only be required to make the prepayments otherwise required hereby in an amount equal to 25% of such net proceeds and (ii) no later than the first Business Day following the date of receipt by the IPO Issuer of any Cash proceeds in connection with the IPO, Borrowers shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to 75% of the Net IPO Proceeds.”
1.3	Amendment to Clauses (a) and (b) of Section 5.1. Clauses (a) and (b) of Section 5.1 of the Credit Agreement are amended and restated in their entirety as follows:
“(a) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter in which the Closing Date occurs, the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;
(b) Annual Financial Statements. As soon as available, and in any event within 110 days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Closing Date occurs, (i) the consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards), together with a written statement by such independent certified public accountants stating whether any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof or similar written statement reasonably acceptable to the Administrative Agent;”
1.4	Amendment to Section 6.4. Section 6.4 of the Credit Agreement is amended and restated in its entirety as follows:
“6.4 Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:
(a) U.S. Borrower may make (i) required payments of principal, regularly scheduled payments of interest, fees and any other amount due in respect of Second Lien Term Loans, (ii) a mandatory prepayment of the Second Lien Term Loans in an aggregate amount equal to 25% of the Net IPO Proceeds as provided in the Second Amendment to the Second Lien Credit Agreement executed concurrently with the Fourth Amendment and (iii) regularly scheduled payments of interest and fees due in respect of the Permitted Subordinated Debt;
(b) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Borrowers and U.S. Holdings may make Restricted Junior Payments to Holdings (i) in an aggregate amount not to exceed $1,000,000 in any Fiscal Year, to the extent necessary to permit Holdings to pay general administrative costs and expenses and (ii) to the extent necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings and its Subsidiaries, in each case, so long as Holdings applies the amount of any such Restricted Junior Payment for such purposes;
(c) (i) prior to the consummation of the IPO, Borrowers and U.S. Holdings may pay, or make Restricted Junior Payments to Holdings to allow it to pay, management fees to Sponsor or its Affiliates not exceeding an aggregate amount per annum of $2,000,000 per Fiscal Year; provided, that such payments shall be subordinated to the Obligations on terms satisfactory to Administrative Agent, and that upon the occurrence of a Default or an Event of Default and during the continuance thereof, no payment of any management fees or similar distributions to the Sponsor or any of its Affiliates shall be permitted under this Section 6.4(c)(i);
     (ii) after consummation of the IPO, Borrowers and U.S. Holdings may reimburse, or make Restricted Junior Payments to Holdings to allow it to reimburse, Sponsor or any of its Affiliates for their reasonable costs and expenses incurred in connection with Holdings and its Subsidiaries not exceeding an aggregate amount per annum of $1,000,000 per Fiscal Year; provided, that such payments shall be subordinated to the Obligations on terms satisfactory to Administrative Agent, and that upon the occurrence of a Default or an Event of Default and during the continuance thereof, no reimbursement to the Sponsor or any of its Affiliates shall be permitted under this Section 6.4(c)(ii); and
     (iii) in connection with the IPO, Borrowers and U.S. Holdings may pay, or make Restricted Junior Payments to Holdings to allow it to pay (or make other Restricted Junior Payments for the purpose of paying) a fee to Sponsor or any of its Affiliates in an aggregate amount not to exceed Euro 5,000,000;
(d) Borrowers and U.S. Holdings may make Restricted Junior Payments consisting of the cashless exercise of options and warrants of the Equity Interests of Holdings or any of its Subsidiaries;
(e) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Credit Parties may declare and pay dividends or make other distributions to purchase or redeem, or may purchase or redeem, the Equity Interests of AZ Chem MIV I Ltd., AZ Chem MIV II LP, AZ Chem Investments Partners LP, the IPO Issuer or any Subsidiary of the IPO Issuer (including related stock appreciation rights or similar securities) held by or for the benefit of then present or former officers or employees of Holdings or any of its Subsidiaries or upon such Person’s death, disability, retirement or termination of employment or under the terms of any benefit plan or agreement relating to such shares of stock or related rights; provided, that (i) the aggregate amount of such cash purchases or redemptions shall not exceed $5,000,000 in any Fiscal Year and (ii) the aggregate amount of such cash purchases or redemptions under the terms of any benefit plan or agreement relating to such shares of stock or related rights (but not in connection with the death, disability, retirement or termination of employment of present or former officers or employees of Holdings or any of its Subsidiaries) shall not exceed $2,000,000 in any Fiscal Year; and
(f) (i) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, during any period in which the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.1(c)) is 3.25:1.00 or less, Holdings may declare and pay dividends or make other distributions or may purchase or redeem Equity Interests of AZ Chem MIV I Ltd., AZ Chem MIV II LP, AZ Chem Investments Partners LP, the IPO Issuer or any Subsidiary of the IPO Issuer in an aggregate amount not to exceed the greater of (x) $10,000,000 in any Fiscal Year, less any payments, distributions, purchases or redemptions made pursuant to clause (ii) of this Section 6.4(f), and (y) an amount equal to 50% of the amount of Consolidated Excess Cash Flow for the Fiscal Year ended immediately prior to the date of such payment or distribution and that is not required to prepay the Loans pursuant to Section 2.14(e); provided that in no event shall the aggregate amount of such payments, distributions, purchases or redemptions exceed $15,000,000 in any Fiscal Year; and
(ii) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, during any period in which the Leverage Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.1(c)) is greater than 3.25:1.00 but equal to or less than 3.75:1.00, Holdings may declare and pay dividends or make other distributions or may purchase or redeem Equity Interests of AZ Chem MIV I Ltd., AZ Chem MIV II LP, AZ Chem Investments Partners LP, the IPO Issuer or any Subsidiary of the IPO Issuer in an aggregate amount not to exceed $5,000,000 in any Fiscal Year, less any payments, distributions, purchases or redemptions made pursuant to clause (i) of this Section 6.4(f).”
1.5	Amendment to Section 6.6. Section 6.6(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b) (i) equity Investments owned as of the Closing Date in any Subsidiary, (ii) equity Investments made after the Closing Date by Holdings, U.S. Borrower or any U.S. Guarantor in any wholly-owned U.S. Guarantor, (iii) equity Investments made after the Closing Date by Holdings, European Borrower or Non-U.S. Guarantors in any wholly-owned Non-U.S. Guarantor and (iv) equity Investments made after the Closing Date by any Non-U.S. Guarantor in any Subsidiary of European Borrower organized under the laws of France in an amount not to exceed at any time $10,000,000 in the aggregate.”
1.6	Consent to Amendment to Second Lien Credit Agreement. In accordance with the requirements of Section 5.3(b)(4) of the Intercreditor Agreement, the Requisite Lenders hereby direct the Collateral Agent to consent, and the Collateral Agent hereby consents, to the modification of Section 2.14(c) of the Second Lien Credit Agreement to add a new mandatory prepayment of the Second Lien Term Loans to the extent made solely with up to 25% of Net IPO Proceeds.
SECTION II. CONDITIONS TO AMENDMENT AGREEMENT.
     This Fourth Amendment shall become effective as of the date hereof (the “Amendment Agreement Effective Date”) only upon the satisfaction of all of the following conditions precedent (it being understood that the amendments and modifications set forth in Section I of this Fourth Amendment shall not become effective until satisfaction of the conditions set forth in Section III below):
     A. Execution. The Administrative Agent shall have received (i) a counterpart signature page of this Fourth Amendment duly executed by each of the Credit Parties and (ii) the consent and authorization from the Requisite Lenders to execute this Fourth Amendment on their behalf.
     B. Amendment to Second Lien Credit Agreement. The parties to the Second Lien Credit Agreement (as required by the terms of the Second Lien Credit Agreement) shall have agreed to the terms of the amendment to the Second Lien Credit Agreement (such amendment, the “Second Lien Amendment”) in accordance with its terms and on substantially the same terms as described herein and the Administrative Agent shall have received a fully executed copy of such amendment (it being understood that the Second Lien Amendment shall not have become effective until the satisfaction of the conditions to effectiveness thereof).
     C. Expenses. The Administrative Agent shall have received, to the extent invoiced, reimbursement or other payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or any other Credit Document.
     D. Necessary Consents. Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Fourth Amendment.
     E. Other Documents. The Administrative Agent and Lenders shall have received such other documents, information or agreements regarding the Credit Parties as the Administrative Agent may reasonably request.
SECTION III. CONDITIONS TO EFFECTIVENESS OF AMENDMENTS.
     The amendments and modifications set forth in Section I of this Fourth Amendment shall become effective only upon the satisfaction of all of the following conditions precedent:

     A. Conditions to Amendment Agreement. The conditions set forth in Section II of this Fourth Amendment shall have been satisfied on the Amendment Agreement Effective Date.
     B. Consummation of the IPO. The IPO shall have been consummated on or prior to the first anniversary of the date the Requisite Lenders have executed this Fourth Amendment, as notified to the Credit Parties by the Administrative Agent.
     C. Fees. The Administrative Agent shall have received, for the account of each Lender that has executed and delivered a signature page approving this Fourth Amendment, a fee in an amount equal to 0.10% of the aggregate amount of Revolving Commitments (whether used or unused) and Term Loans outstanding immediately prior to the Fourth Amendment Effective Date, which fee shall be paid by the Borrowers no later than the date of the consummation of the IPO and shall be calculated by converting the European Term Loans to U.S. Dollars using the Spot Exchange Rate on the Fourth Amendment Effective Date.
     D. Effectiveness of Second Lien Amendment. The Second Lien Amendment shall have become effective in accordance with its terms.
     E. Additional Expenses. The Administrative Agent shall have received, to the extent invoiced, reimbursement or other payment of all reasonable out-of-pocket expenses incurred since the Amendment Agreement Effective Date required to be reimbursed or paid by the Borrowers hereunder or any other Credit Document.
     F. Certification of Authorized Officer. The Administrative Agent shall have received a certificate signed by an Authorized Officer, certifying that (i) the conditions set forth in Section III of this Fourth Amendment have been satisfied and (ii) as of the Fourth Amendment Effective Date, the representations and warranties set forth in Section IV of this Fourth Amendment are true and correct in all material respects.
SECTION IV. REPRESENTATIONS AND WARRANTIES
     In order to induce Lenders to enter into this Fourth Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:
     A. Corporate Power and Authority. Each Credit Party, which is party hereto, has all requisite power and authority to enter into this Fourth Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Fourth Amendment (the “Amended Agreement") and the other Credit Documents.
     B. Authorization of Agreements. The execution and delivery of this Fourth Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

     C. No Conflict. The execution and delivery by each Credit Party of this Fourth Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Holdings, the Borrowers or any other Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section IV.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of the Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the Amendment Agreement Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.
     D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Fourth Amendment and the performance by the Borrowers and Holdings of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.
     E. Binding Obligation. This Fourth Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Amended Agreement are and will be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of the Amendment Agreement Effective Date and the Fourth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

     G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Fourth Amendment that would constitute an Event of Default or a Default.
SECTION V. ACKNOWLEDGMENT AND CONSENT
     Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Fourth Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Fourth Amendment. Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which it is a party (in each case as such terms are defined in the applicable Credit Document).
     Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Fourth Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of the Amendment Agreement Effective Date and the Fourth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
     Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Fourth Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Fourth Amendment and (ii) nothing in the Credit Agreement, this Fourth Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.
SECTION VI. MISCELLANEOUS
     A. Reference to and Effect on the Credit Agreement and the Other Credit Documents.
     (i) On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Fourth Amendment.

     (ii) Except as specifically amended by this Fourth Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (iii) The execution, delivery and performance of this Fourth Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.
     B. Headings. Section and Subsection headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose or be given any substantive effect.
     C. Applicable Law. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
     D. Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
     E. Waiver. The Borrowers and each other Credit Party hereby waive, release, remise and forever discharge Administrative Agent, Lenders and each other Indemnitee from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which the Borrowers or any other Credit Party ever had, now has or might hereafter have against Administrative Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Administrative Agent, Lenders or any other Indemnitee on or prior to the date hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:	AZ CHEM US INC.
	By:	/s/ F.A.M. Jung
Name: F.A.M. Jung
Title: Director

ARIZONA CHEMICAL AKTIEBOLAG
	By:	/s/ F.A.M. Jung
Name: F.A.M. Jung
Title: Director

GUARANTORS :	THE U.S. GUARANTORS: AZ CHEM US HOLDINGS INC.
	By:	/s/ Frederic Jung
Name: Frederic Jung
Title: Director

ARIZONA CHEMICAL COMPANY, LLC
	By:	/s/ F.A.M. Jung
Name: F.A.M. Jung
Title: Director

ARIZONA ARBORIS, INC.
	By:	/s/ F.A.M. Jung
Name: F.A.M. Jung
Title: Director

THE NON-U.S. GUARANTORS:

Sweden: ARIZONA CHEM SWEDEN HOLDINGS AB

By:	/s/ F.A.M. Jung
Name: F.A.M. Jung
Title: Director

ARIZONA CHEM SWEDEN FINANCE AB
By:	/s/ F.A.M. Jung
Name:/s/ F.A.M. Jung
Title: Director

ARIZONA CHEM SWEDEN FINANCE KB
By:	/s/ F.A.M. Jung
Name: F.A.M. Jung
Title: Director

Finland: ARIZONA CHEMICAL OY
By:	/s/ C. Verhaar
Name: C. Verhaar
Title: Director

Luxembourg: AZ CHEM LUXEMBOURG FINANCE S.À.R.L.
By:	/s/ I. Hemelraad
Name: I. Hemelraad
Title: Manager

The Netherlands: ARIZONA CHEMICAL B.V.
By:	/s/ F.A.M. Jung
Name: F.A.M. Jung
Title: Director

ARIZONA CHEMICAL FINANCE B.V.
By:	/s/ F.A.M. Jung
Name: F.A.M. Jung
Title: Director

United Kingdom: AZ CHEM UK LIMITED
By:	/s/ N. Chandler
Name: N. Chandler
Title: Director

ARIZONA CHEMICAL LTD
By:	/s/ N. Chandler
Name: N. Chandler
Title: Director

Germany: ARIZONA CHEMICAL GMBH
By:	/s/ C. Verhaar
Name: C. Verhaar
Title: Director

GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and Collateral Agent
By:	/s/ Elizabeth Fischer
Authorized Signatory
Elizabeth Fischer